KOCH INDUSTRIES, INC.

              SUPPLEMENTAL EXECUTIVE RETIREMENT PLAN

                       KOCH INDUSTRIES, INC.
              SUPPLEMENTAL EXECUTIVE RETIREMENT PLAN


                         Table of Contents
Page


PURPOSE                                                          1

ARTICLE I -- DEFINITIONS                                         1

ARTICLE II-- PARTICIPATION                                       3

ARTICLE III-- AMOUNT OF BENEFITS                                 3

ARTICLE IV-- RETIREMENT                                          4

ARTICLE V -- DEATH
                                                                 5
           Section 5.01.  Death Benefits                         5

ARTICLE VI-- DISABILITY                                          5

ARTICLE VII-- SEPARATION FROM SERVICE                            6

ARTICLE VIII -- SETTLEMENT OPTIONS, REEMPLOYMENT,
           AND BENEFICIARY DESIGNATIONS                          6

           Section 8.01.  Settlement Options                     6
           Section 8.02.  Reemployment                           6
           Section 8.03.  Beneficiary Designations               7

ARTICLE IX-- FORFEITURE                                          8

           Section 9.0 1. Forfeiture of Benefits                 8
           Section 9.02.  Termination for Cause                  8

ARTICLE X - SOURCE OF BENEFITS                                   8

           Section 10.01. Benefits Payable
                          from General Assets                    8
           Section 10.02. Multiple Employers                     9

ARTICLE XI-- ADMINISTRATION OF THIS PLAN                         9


           Section 11.01. Appointment of Committee               9
           Section 11.02. Committee Action                       9
           Section 11.03. Committee Rules and Plan Powers --
                          General                                9
           Section 11.04. Reliance on Certificates, Etc.        10
           Section 11.05. Information to the Committee          10
           Section 11.06. Interested Committee Member           10

ARTICLE XII -- AMENDMENT AND TERMINATION                        10

           Section 12.01. Amendment                             10
           Section 12.02. Termination or Partial Termination    11

ARTICLE XIII -- RESTRICTIONS ON ALIENATION OF BENEFITS          11

ARTICLE XlV-- CLAIMS PROCEDURE                                  12

ARTICLE XV-- MlSCELLANEOUS                                      13

           Section 15.01. Payments Net of Withholding
                          and Other Amounts                     13
           Section 15.02. No Guarantee of Interests             13
           Section 15.03. Employer Records                      13
           Section 15.04. Evidence                              13
           Section 15.05. Notice                                13
           Section 15.06. Change of Address                     14
           Section 15.07. Effect of Provisions                  14
           Section 15.08. Other Benefits and Agreements         14
           Section 15.09. Severability Clause                   14
           Section 15.10. Minors and Incompetents               14
           Section 15.11. No Employment Agreement               14
           Section 15.12. Indemnification                       15
           Section 15.13. Headings                              15
           Section 15.14. Governing Law                         15

                       KOCH INDUSTRIES, INC

              SUPPLEMENTAL EXECUTIVE RETIREMENT PLAN


                              PURPOSE

           The purpose of the Koch Industries, Inc. Supplemental Executive Retirement Plan shall be to provide specified benefits to a select group of management and highly compensated employees who contribute materially to the success of Koch Industries, Inc. It is the intention of Koch Industries, Inc. that this program shall be administered as an unfunded plan of deferred compensation for income tax purposes and as an unfunded employee benefit plan established and maintained primarily for a select group of management and highly compensated employees within the meaning of Sections 201(2), 301(a)(3) and 401(a)(l) of the Employee Retirement Income Security Act of 1974, as amended (ERISA).


ARTICLE I -- DEFINITIONS

           For purposes of this Plan, the following phrases or terms shall have the indicated meanings unless otherwise clearly apparent from the context:

           Affiliated Company(ies) -- means each entity which has a relationship to Employer as described by Section 414(b) or (c) of the Code.

           Beneficiary -- means the person, persons, entity or entities entitled to receive any benefits under this Plan pursuant to the designation of the Participant (or in default of such designation) as provided in ARTICLE VIII hereof.

           Board of Directors -- means the Board of Directors of Koch Industries, Inc.

           Code -- means the Internal Revenue Code of 1986, as amended.

           Committee -- means the Committee described in ARTICLE
XI which is the named fiduciary with respect to this Plan and which shall manage and administer the provisions of said article and as otherwise provided in this Plan.

           Company -- means Koch Industries, Inc.

           Disabled or Disability -- means a determination by the Committee that a Participant is eligible to receive benefits under principles similar to that contained in the Employer's long-term disability plan. In all cases, the Committee has the right, in the Committee's Sole Discretion, to have independent qualified medical personnel examine and render an opinion as to the Disability.

           Eligible Employee -- means any person who is in the employ of Employer, who thereby qualifies as an "employee" under the common law definition thereof and for participation in this Plan as set forth in ARTICLE II.

           Employer -- means Koch Industries, Inc. and any
Affiliated Company.

           Participant -- means a management or highly compensated Eligible Employee who has been designated by the Committee as entitled to participate in this Plan in accordance with ARTICLE II or a former Participant for whom a Supplemental
Benefit is maintained under the Plan.

           Pension Plan -- means the Koch Industries Employees'
Pension Plan.

           Plan Administrator -- means the person designated, from time to time by the Committee, to carry out the various administrative and other duties with respect to the Plan in a manner consistent with the terms of the Plan and rules and procedures established by the Committee.

           Plan Year -- means the calendar year.

           Separation from Service -- means the termination of employment with the Employer and all Affiliated Companies. The term includes, but is not limited to, terminations of employment which arise from the Participant's death, Disability, retirement, discharge, or voluntary termination. The term shall not include any temporary absences due to vacation, sickness, or other leaves of absence granted to the Participant by the Employer. A Separation from Service shall not be deemed to occur, however, upon a transfer involving any combination of the Employer and any Affiliated Company, or during the elimination period contained in the Employer's long-term disability plan while the Committee is determining if a Participant is Disabled.

           Sole Discretion -- means the right and power to decide a matter, which matter may be exercised arbitrarily and shall not be subject to review by any court or otherwise.


ARTICLE II -- PARTICIPATION

           The Committee shall have the unrestricted right and power, which may be exercised in its Sole Discretion, and at any time and from time to time, to designate Participants who are eligible to participate in this Plan or who are no longer eligible to participate in this Plan.


ARTICLE III -- AMOUNT OF BENEFITS

           If a Participant is vested under the terms of the Pension Plan, then the amount of benefits payable to a Participant (or the Beneficiary of such Participant) under this Plan, shall be equal to the benefit which would have been payable to the Participant in the normal form of benefit payment under the Pension Plan (life and 10-year certain annuity), if the limitations of Section 415 of the Code and the $150,000 limitation of Section 401(a)(17) of the Code, as amended by the Omnibus Budget Reconciliation Act of 1993 (without regard to future changes in such Code Section), had not been imposed upon such Participant's retirement income under the terms of the Pension Plan; less such Participant's retirement income, payable in the same form (life and 10-year certain annuity) under the terms of the Pension Plan. This Plan is intended to pay only such benefits as are necessary, when added to the benefit available under the Pension Plan, to provide the same total amount of benefit to which the Participant (or the Beneficiary of such Participant) would have been entitled under the Pension Plan without regard for the provisions of Section 415 of the Code and the $150,000 limitation of Section 401(a)(l7) of the Code, as amended by the Omnibus Budget Reconciliation Act of 1993 (and without regard to future changes in such Code Section).

           As of the date payment is to commence under the terms of this Plan, a Participant's benefit under this Plan shall be converted to the form of payment elected hereunder. Such conversion shall be determined by using the actuarial equivalent factors and early retirement factors under the then current terms of the Pension Plan. Under no circumstance shall the total of the benefit from this Plan and the benefit from the Pension Plan added together exceed the total amount the Participant (or the Beneficiary of such Participant) would have received from the Pension Plan alone without the limitation of Section 401(a)(17) and 415 and, any other provision of this Plan which may be construed otherwise shall be conformed to this limitation. This limitation on the total of the benefits to be received from this Plan and the Pension Plan shall be subject to limitations under the Pension Plan due to the death of Participants prior to retirement survivor options, early retirement elections or any other provisions of the Pension Plan.

           This benefit is hereinafter sometimes referred to as the Participant's Supplemental Benefit.

           In the event the Committee terminates an individual's participation in this Plan pursuant to ARTICLE II, such Participant's Supplemental Benefit shall be computed based on the amount of benefits accrued to the date such individual ceased to participate in this Plan.

           The Committee shall have full and complete discretionary authority to interpret the foregoing provisions and may rely on the terms and provisions of the Pension Plan in interpreting this Plan.


ARTICLE IV -- RETIREMENT

           Subject to ARTICLE IX, a Participant who incurs a Separation from Service after attaining age 55 (other than by reason of death or Disability), shall be entitled to the value of such Participant's Supplemental Benefit. Unless otherwise elected in accordance with Section 8.01., benefits will be payable in ten annual installments with the first payment commencing as soon as administratively practicable following the Participant's Separation from Service; provided, however, that the Committee in its Sole Discretion may accelerate any or all of such payments.

           The retirement benefits of a Participant who dies prior to their completion shall be paid to the Participant's
Beneficiary.

ARTICLE V -- DEATH

           Section 5.01. Death Benefits. In the event a
Participant has a Separation from Service by reason of death, the Participant's Supplemental Benefit shall be payable to the Participant's surviving spouse, if any.

           For purposes of determining the death benefit payable to such spouse, it is the intent hereof that the Participant's benefit, as determined under the first paragraph of ARTICLE III, shall be converted to a qualified joint and 50% survivor annuity under the terms of the Pension Plan and the surviving spouse shall receive only the survivor portion of said annuity.

           Unless otherwise elected in accordance with Section
8.01, benefits shall be payable in ten annual installment payments, with the first payment commencing as soon as administratively practicable after the date of the Participant's death; provided, however, that the Committee in its Sole
Discretion may accelerate any or all of such payments.


ARTICLE VI -- DISABILITY

           Subject to ARTICLE IX, a Participant who has a Separation from Service by reason of a Disability shall be entitled to receive the value of the Participant's Supplemental Benefit. Unless otherwise elected in accordance with Section 8.01, benefits will be payable in ten annual installments with the first payment commencing as soon as administratively practicable after the Participant ceases to receive disability benefits under the terms and provisions of the Employer's long-term disability plan or if later, age 55. In the event a Participant is not covered under the Employer's long-term disability plan, the Committee shall make a determination, in its Sole Discretion, when the Participant's benefits would have ceased had the Participant been covered by such plan, or if later, age 55. The Committee may, in its Sole Discretion, accelerate any or all payments under this ARTICLE VI.

           The Supplemental Benefits of a Participant who dies prior to the completion of their payment to the Participant shall be paid to the Participant's Beneficiary. If a Participant dies prior to the commencement of payment, payment shall commence as soon as administratively practicable after the date the Participant would have attained age 65 had the Participant lived. The Committee may, in its Sole Discretion. accelerate any or all of such payments.

ARTICLE VII -- SEPARATION FROM SERVICE

           Subject to ARTICLE IX, a Participant who has a Separation from Service for a reason other than that described in ARTICLES IV (Retirement), V (Death) or VI (Disability) shall be entitled to receive the value of the Participant's Supplemental Benefit. Unless otherwise elected in accordance with Section 8.01, benefits will be payable in ten annual installments with the first payment commencing as soon as administratively practicable after the Participant's 55th birthday. The Committee may, in its Sole Discretion, accelerate any or all payments including the possibility of payment prior to the time the Participant attains age 55.

           The benefits of a Participant who dies prior to the completion of their payment to the Participant shall be paid to the Participant's Beneficiary. If a Participant dies prior to the commencement of payment, payment shall commence as soon as administratively practicable after the date the Participant would have attained age 55 had Participant lived. The Committee may, in its Sole Discretion, accelerate any or all of such payments.


         ARTICLE VIII -- SETTLEMENT OPTIONS, REEMPLOYMENT,
                    AND BENEFICIARY DESIGNATIONS

           Section 8.01. Settlement Options. A Participant may elect to receive monthly, quarterly, semi-annual, or annual installment payments. The period over which installment payments can be made shall not be less than five years nor more than ten years. A Participant must elect the period and frequency of installment payments at least one year prior to incurring a Separation from Service. The failure to make a timely election shall require payment to be made over the regular ten-year period, subject to the right of the Committee to accelerate payment in its Sole Discretion. The Participant shall make this election on the form provided by the Committee.

           Section 8.02. Reemplovment. The following provisions shall apply to reemployed Participants:

           A. Benefit Suspension. If a Participant is receiving benefit payments from this Plan, benefits shall not be suspended (nor adjusted) during his or her period of reemployment.

           B. Participation. The provisions of ARTICLE II shall be fully applicable to any reemployed individual.

           C. Additional Benefits. In the event the Committee permits a reemployed individual to again participate in this Plan, the Participant shall be entitled to receive benefits in accordance with the foregoing provisions of this Plan upon a subsequent Separation from Service and any benefit computed under ARTICLE III shall be reduced, but not below zero, to reflect any amount(s) previously credited to the Participant's Supplemental Benefit under
                ARTICLE III.

           Section 8.03. Beneficiary Designations. The
Beneficiary or Beneficiaries of a Participant shall be the person, persons, entity, or entities designated by the Participant on a Beneficiary designation provided by the Committee. If more than one Beneficiary is named, the shares and/or precedence of each Beneficiary shall be indicated. A Participant shall have the right to change the Beneficiary by submitting to the Committee a change of Beneficiary on forms provided by the Committee; provided, however, that no change of Beneficiary shall be effective until received by the Committee. If a Participant fails to file a Beneficiary designation with the Committee (or revokes a designation without providing a new one) or if the Beneficiary (should only one be designated) predeceases the Participant or ceases to exist or all Beneficiaries designated predecease or cease to exist or cannot be found upon the death of a Participant, then and in such event the amounts otherwise payable to such Beneficiary or Beneficiaries shall be paid to the Participant's estate. If the Committee has any doubt as to the proper Beneficiary to receive payments hereunder, the Committee shall have the right to withhold such payments until the matter is finally adjudicated. Any payment made in good faith and in accordance with the provisions of this Plan and the Participant's Beneficiary designation form shall fully discharge the Employer, the Committee, and all Affiliated Companies from all further obligations with respect to such payments.


ARTICLE IX -- FORFEITURE

           Section 9.01. Forfeiture of Benefits. In consideration of the Employer's agreement to pay benefits to the Participant as described above, Participant agrees that for a period of ten years following the Participant's Separation from Service, that Participant will not, within the United States, without prior written consent of Employer directly or indirectly own, manage, operate, be employed by, invest in, participant in, advise, or consult with, any business competitive with any type of business engaged in by Employer or Affiliated Company during the term of Participant employment with Employer or an Affiliated Company. In the event Participant breaches the terms of this section, any amounts owed to a Participant (or Beneficiary thereof) shall be forfeited and the Participant (or Beneficiary thereof) shall not be entitled to any further benefits under this Plan. The determination of whether a Participant has violated the terms of this Section 9.01 shall be decided by the Board of Directors in its Sole Discretion.

           Section 9.02. Termination or Cause. If Participant's employment is terminated for cause by the Employer (or an Affiliated Company), no benefits shall be payable hereunder. Cause shall be found when the Participant has intentionally or through gross neglect violated any standard of conduct contained in the Employer's Standards of Corporate Conduct. The determination of whether an Participant has been terminated within the meaning of this Section 9.02 shall be decided by the Board of Directors in its Sole Discretion.


ARTICLE X -- SOURCE OF BENEFITS

           Section 10.0l Benefits Payable from General Assets. Amounts payable hereunder shall be paid exclusively from the general assets of the Employer. Employer's obligation under this Plan shall constitute a mere promise to pay benefits in the future, and no person entitled to payment hereunder shall have any claim, right, security interest, or other interest in any fund, trust, account, insurance contract, or asset of the Employer which may be looked to for such payment. The Employer is not obligated to invest in any specific assets or fund, but it may invest in any asset or assets it deems advisable in order to provide a means for the payment of any liabilities under this Plan. Employee shall be an unsecured general creditor of the Employer and shall have no interest whatsoever in any such assets or fund. The Employer's liability for the payment of benefits hereunder shall be evidenced only by this Plan.

           Section 10.02. Multiple Employers. In furtherance of the provisions of Section 10.01, in the event a single Participant is or has been employed by more than one Employer while a Participant in this Plan, the liability for payment of such Participant's benefits under this Plan shall be apportioned among the Employers based upon a formula that the Committee shall develop to equitably apportion the cost of the benefits among each Employer. All Employers shall be bound by the apportionment so made and, in no event, will the Employers be jointly and severally liable for any amount. A Participant may only secure payment of benefits from the Employer to whom the Committee has apportioned liability for the benefits. Notwithstanding the foregoing, in the event that a Participant shall consent, the transferring Employer may transfer to the accepting Employer such assets as the accepting Employer will require in exchange for the acceptance by the accepting Employer of the full liability for payment of the transferred Employee's full benefits and, if such consent by the Participant is given in writing, thereafter the Participant shall look solely to the accepting Employer for payment of all benefits under this Plan (unless and until a further transfer occurs when the provisions of this Section shall apply following such transfer).


ARTICLE XI -- ADMINISTRATION OF THIS PLAN

           Section 11.01 Appointment of Committee. This Plan shall be administered by a Committee appointed by the Board of Directors. All members of the Committee shall serve at the pleasure of the Board of Directors, which may, from time to time, remove members from, or add members to, the Committee.

           Section 11.02. Committee Action. All acts of a majority of the members of the Committee attending a meeting at which a quorum is present, or acts reduced to or approved in writing by a majority of the members of the Committee, shall be the valid acts of the Committee.

           Section 11.03. Committee Rules and Plan Powers -- General. Subject to the provisions of this Plan, the Committee shall from time to time establish rules, forms, and procedures for the administration of the Plan. Except as herein otherwise expressly provided, the Committee, in its Sole Discretion, shall have the exclusive right to interpret this Plan and to decide any and all matters arising thereunder or in connection with the administration of this Plan. Such decisions, actions, and records of the Committee shall be conclusive and binding upon the Company, and each Employer, all employees, and all persons having or claiming to have any right or interest in or under this Plan. The Committee shall also have the power to appoint a Plan Administrator and to employ or solicit assistance from any individual who, in the opinion of the Committee, is necessary or helpful in assisting the Committee in the proper administration of this Plan. In addition, the Committee shall have the power to delegate to the appropriate officers of the Company such items as may be necessary or appropriate under the circumstances, including the computation and certification of the amount and form of benefits payable to Participants (Beneficiaries) under the terms of this Plan.

           Section 11.04. Reliance on Certificates, Etc.. The members of the Committee and the officers and directors of the Company shall be entitled to rely on all certificates and reports made by any duly appointed accountants on all opinions given by any duly appointed legal counsel. Such legal counsel may be counsel for the Company.

           Section 11.05. Information to the Committee. To enable the Committee to perform its functions, the Company and each Employer shall supply full and timely information to the Committee on all matters relating to the compensation of all Participants, their retirements, deaths, or other causes for termination of employment, and such other pertinent facts as the Committee may require.

           Section 11.06. Interested Committee Member. No
Committee member may decide or determine any matter concerning his or her own benefit under the Plan.


ARTICLE XII -- AMENDMENT AND TERMINATION

           Section 12.01 Amendment. The Board of Directors of the Company reserves the right (on behalf of all Participating Employers) to amend this Plan at any time and from time to time; provided, that, no amendment will reduce the benefit which a Participant is then entitled to without the express written consent of the Participant affected. This power to amend shall include the right to make retroactive any amendments necessary to keep this Plan an unfunded employee benefit plan described in Sections 201(2), 301(a)(3) and 401(a)(l) of ERISA.

           Section 12.02. Termination or Partial Termination. In addition to all other rights granted the Company under this Plan document, the Board of Directors of the Company shall possess the right to terminate, in whole or in part, this Plan at any time. Such right to terminate shall be exercised by the Company (and with Company's prior written consent by any other Employer as to that Employer's Employees, a partial termination) subject to the following limitations:

           A. No action to terminate or partially terminate this Plan shall be taken except upon written notice to each affected Participant, which notice shall be given not less than five days prior to the effective date of the termination or partial termination;

           B. Each affected Participant shall be entitled to benefits at the time of termination or partial termination, calculated as if the Participant had separated from service under the Pension Plan simultaneously with the effective date of this Plan's termination or partial termination; and

           C. In terminating the Plan (or in the event of a partial termination) the Participant shall be entitled to receive payment of the Participant's

                Supplemental Benefit as if the Participant had incurred a Separation from Service.


ARTICLE XIII -- RESTRICTIONS ON ALIENATION OF BENEFITS

           No right or benefit under this Plan shall be subject to anticipation, alienation, sale, assignment, transfer, pledge, encumbrance, or charge, and any attempt to anticipate, alienate, sell, assign, transfer, pledge, encumber, or charge the same shall be void. No right or benefit hereunder shall in any manner be liable for or subject to the debts, contracts, liabilities, engagements, or torts of the person entitled to such benefit, and, to the extent permitted by law, the rights of any Participant or Beneficiary shall not be subject in any manner to attachment of other legal process for the debts of such Participant or Beneficiary.


ARTICLE XIV -- CLAIMS PROCEDURE

           The Committee shall provide adequate notice in writing to any Participant or to any Beneficiary ("Claimant") whose claim for benefits under the Plan has been denied. The Committee's notice to the Claimant shall set forth:

           A.   The specific reason for the denial;

           B. Specific references to pertinent Plan provisions on which the denial is based;

           C. A description of any additional material and information needed for the Claimant to perfect his or her claim and an explanation of why the material or information is needed; and

           D. That any appeal the Claimant wishes to make of the adverse determination must be in writing to the Committee within 60 days after receipt of the Committee's notice of denial of benefits. The Committee's notice must further advise the Claimant that Claimant's failure to appeal the action to the Committee in writing within the 60-day period will render the decision final, binding and conclusive.

           If the Claimant should appeal Claimant, or Claimant's duly authorized representative, may submit, in writing, whatever issues and comments Claimant, or Claimant's, duly authorized representative, feels are pertinent.
The Claimant, or duly authorized representative, may review pertinent Plan documents. The Committee shall re-examine all facts related to the appeal and make a final determination as to whether the denial of benefits is justified under the circumstances. The Committee shall advise the Claimant of its decision within 60 days of the Claimant's written request for review, unless special circumstances (such as a hearing) would make the rendering of a decision within the 60-day limit unfeasible, but in no event shall the Committee render a decision respecting a denial for a claim for benefits later than 120 days after its receipt of a request for review.

           The Committee's notice of denial of benefits shall identify the name and address of a member of the Committee member to whom the Claimant may forward an appeal.

           In making determinations under this Plan, the Committee shall have full and complete discretionary authority to determine eligibility for benefits and to construe the terms of this Plan in its Sole Discretion.


ARTICLE XV -- MISCELLANEOUS

           Section 15.01. Payments Net of Withholding and Other Amounts. All payments under this Plan shall be net of any amount sufficient to satisfy all federal, state, and local withholding tax requirements, and shall also be net of all amounts owed by the Participant, or the Beneficiary or other recipient, to the Employer.

           Section 15.02. No Guarantee of Interests. Neither the Employer (or Affiliated Company), the Committee (nor any of its members) nor Board of Directors (nor any of its members) may guarantee the payment of any amounts which may be or becomes due to any person or entity under this Plan. The liability of Employer to make any payment under this Plan is limited to the then available assets of the Employer.

           Section 15.03. Employer Records. Records of the Employer as to a Participant's employment, termination of employment and the reason therefor, reemployment and authorized leaves of absence and compensation shall be conclusive on all persons.

           Section 15.04. Evidence. Evidence required of anyone under this Plan may be by certificate, affidavit, document, or other information which the person or entity acting on it considers pertinent and reliable, and signed, made, or presented by the proper party or parties.

          Section 15.05. Notice. Any notice which shall be or may be given under this Plan shall be in writing and shall be mailed by United States mail, postage prepaid. If notice is to be given to any Employer, such notice shall be addressed to Koch Industries, Inc., 4111 East 37th Street North, P.O. Box 2256, Wichita, Kansas 67201, marked to the attention of the Committee, Supplemental Executive Retirement Plan or, if notice to a Participant. addressed to the Participant's last known address as shown on the books and records of the Employer.

           Section 15.06. Change of Address. Any party may, from time to time, change the address to which notices shall be mailed by giving written notice of such new address.

           Section 15.07. Effect of Provisions. The provisions of this Plan shall be binding upon the Employer and its successors and assigns, and upon Participant, his or her Beneficiaries, assigns, heirs, executors, and administrators.

           Section l5.08. Other Benefits and Agreements. The benefits provided for Participant and his or her Beneficiary hereunder are in addition to any other benefits available to such Participant under any other program or plan of the Employer for its Participants, and, except as may otherwise be expressly provided for, this Plan shall supplement and shall not supersede, modify, or amend any other program or plan of any Employer or Participant.

           Section l5.09. Severability Clause. If any provision of this Plan is held to be invalid or unenforceable, this determination shall not affect the validity of this Plan or the other provisions of this Plan. In such event, this Plan shall be construed and endorsed as if such provision had not been included therein, provided, that nothing shall increase the Employer's liability for payment of benefits in any amount beyond the amounts specified in this Plan.

           Section 15.10. Minors and Incompetents. If any person to whom a benefit is payable by Employer is legally incompetent, either by reason of age or by reason of mental or physical Disability, Employer is authorized to cause the payments becoming due to such person to be made to another for his or her benefit without responsibility of the Employer, the Committee to see to the application of such payments. Payments made pursuant to this authority shall constitute a complete discharge of Employer's and Committee's duty hereunder.

           Section 15.11. No Employment Agreement. Neither the adoption of this Plan, or any other action in association with this Plan shall be construed in any manner as entitling Participant to any employment rights. This Plan shall not in any way obligate the Employer to continue the employment of Participant with the Employer or any Affiliated Company nor does it limit the right of the Employer or any Affiliated Company at any time, whether with or without cause, to terminate Participant's employment.

           Section 15.12. Indemnification. Each Employer shall indemnify and save harmless each member of its Board of Directors, each member of the Committee, and any Employee of the Corporation (or any Affiliated Employer), from and against losses resulting from liability which they may be subjected by reason of any act or conduct (except willful or wanton misconduct) in their official capacities in the administration of this Plan. Expenses shall include the amount of any settlement or judgment, costs, counsel fees, and related charges reasonably incurred in connection with a claim asserted, or a proceeding brought in settlement thereof. The foregoing right of indemnification shall be in addition to any other rights to which any such person may be entitled as a matter of law. The indemnification provision of this Section shall not relieve such person of any liability he may have under ERISA for breech of a fiduciary duty.

           Section 15.l3. Headings. The titles and heading of Articles and Sections are included for convenience of reference only and are not to be considered in the construction of the provisions of this Plan.

           Section 15.l4. Governing Law. All questions arising with respect to this Plan shall be determined by reference to the laws of the State of Kansas to the extent such laws are not preempted by the laws of the United States of America.

           ADOPTED this 9th day of May, l994.


                                  KOCH INDUSTRIES, INC.


                                  By   /s/ F. Lynn Markel
                                     ----------------------------
                                       Executive Vice President
                                  Its  Finance and Administration
                                     ----------------------------

ATTEST:  /s/ H. Allan Caldwell
       -------------------------
                                           "Employer"